                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------------------

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         THE NEIMAN MARCUS GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                 ERIC P. GELLER
                         The Neiman Marcus Group, Inc.
                               27 Boylston Street
                            Chestnut Hill, MA 02167
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[NEIMAN MARCUS LOGO]                               The Neiman Marcus Group, Inc.

                                                   27 Boylston Street
                                                   P.O. Box 9187
                                                   Chestnut Hill, MA 02167
                                                   (617) 232-0760


                                                                December 8, 1997


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 16, 1998

     The Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. will be held at 10:00 a.m., Eastern Standard Time, on Friday, January 16, 1998, AT THE COMPANY'S CORPORATE HEADQUARTERS, 27 BOYLSTON STREET (ROUTE 9), CHESTNUT HILL, MASSACHUSETTS, for the following purposes:

          1. To elect two Class I directors, one Class II director and one Class III director in accordance with the By-Laws of the Company.

          2. To consider and act on a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation, as amended, to (i) increase the authorized number of shares of Common Stock from 100,000,000 to 150,000,000, (ii) eliminate the 50,000,000 shares of authorized Exchangeable Adjustable Voting Common Stock, none of which is currently outstanding, and (iii) delete all references and provisions relating to previously issued classes and series of stock not currently outstanding.


          3. To consider and act on a proposal to amend Articles Eighth and Eleventh of the Company's Restated Certificate of Incorporation, as amended, to eliminate all references to previously issued classes and series of stock not currently outstanding, consistent with actions to be taken pursuant to the foregoing proposal.


          4. To consider and act on a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

          5. To consider and act on a proposal submitted by a stockholder of the Company concerning compensation disclosure.


                                                                     (continued)

          6. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

     All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors



                                                      ERIC P. GELLER
                                                        Secretary

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

[NEIMAN MARCUS LOGO]                               The Neiman Marcus Group, Inc.
                                                   27 Boylston Street
                                                   P.O. Box 9187
                                                   Chestnut Hill, MA 02167
                                                   (617) 232-0760

                              PROXY STATEMENT FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 16, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Neiman Marcus Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, January 16, 1998, at THE COMPANY'S CORPORATE HEADQUARTERS, 27 BOYLSTON STREET (ROUTE 9), CHESTNUT HILL, MASSACHUSETTS, and at any adjournments thereof. All shares will be voted in accordance with the instructions contained in the proxy, but if the proxies which are signed and returned do not specify a vote on any proposal, the proxies will be voted FOR the election of the nominees for director named herein, FOR each of the proposals to amend the Company's Restated Certificate of Incorporation, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year and AGAINST the proposal submitted by a stockholder concerning compensation disclosure. Any proxy may be revoked by a stockholder at any time before it is exercised by providing written notice of revocation to the Secretary of the Company (at the address set forth above), by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. The mailing of this proxy statement and accompanying form of proxy is expected to commence on or about December 8, 1997.

     In addition to solicitations of proxies by mail, the Company's officers, directors or employees may solicit proxies by telephone or personal communication. All costs of soliciting proxies, including reimbursement of fees of certain brokers, fiduciaries and nominees in obtaining voting instructions from beneficial owners, will be borne by the Company.


     Although stock transfer books will remain open, the Board of Directors has fixed the close of business on December 5, 1997 as the record date for determining the stockholders having the right to vote at the Annual Meeting. At the close of business on December 5, 1997 there were 49,920,264 shares of Common Stock outstanding and entitled to vote at the meeting. At the meeting, each share of Common Stock is entitled to one vote. AS OF THE RECORD DATE, HARCOURT GENERAL, INC. ("HARCOURT GENERAL") OWNED 26,429,502 SHARES OF COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.


     Shares of Common Stock represented in person or by proxy at the Annual Meeting (including abstentions and broker non-votes) will be tabulated by the inspectors of election appointed for the meeting and will be counted in determining that a quorum is present. Votes are counted using written ballots.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 5, 1997 with respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each executive officer named in the Summary Compensation Table; (iii) each director and nominee for director of the Company; and (iv) all directors and current executive officers of the Company as a group. Robert J. Tarr, Jr., who is listed in the table because he is named in the Summary Compensation Table, resigned as a director and officer of the Company effective January 15, 1997.

                            NAME OF                       NUMBER OF         PERCENT OF
                       BENEFICIAL OWNER                SHARES OWNED(1)     COMMON STOCK
                       ----------------                ---------------     ------------

          Harcourt General, Inc.(2)..................     26,429,502            53%
            27 Boylston Street
            Chestnut Hill, MA 02167
          Gabelli Funds, Inc.(3).....................      4,475,500             9%
            One Corporate Center
            Rye, NY 10580
          Burton M. Tansky(4)........................         92,100             *
          Gerald A. Sampson(5).......................         48,606             *
          Stephen Elkin(6)...........................         82,759             *
          Dawn Mello(7)..............................         13,600             *
          Bernie Feiwus(8)...........................         41,045             *
          Matina S. Horner...........................             --             *
          Vincent M. O'Reilly........................            800             *
          Walter J. Salmon...........................          8,942             *
          Jean Head Sisco............................          1,134             *
          Richard A. Smith(9)........................             --             *
          Robert A. Smith(9).........................             --             *
          Brian J. Knez(9)...........................             --             *
          John R. Cook...............................             --             *
          Robert J. Tarr, Jr.(10)....................             --             *
          All current executive officers and
            directors as a group (18 persons)(11)....        288,986             *

---------------

* Less than 1%.

 (1) Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

 (2) Richard A. Smith, Chairman and Chief Executive Officer of the Company and of Harcourt General, his sister, Nancy L. Marks, and certain members of their families (including Robert A. Smith, President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Harcourt General, and Brian J. Knez, a nominee for director of the Company and President and Co-Chief Operating Officer of Harcourt General) may be regarded as controlling persons of Harcourt General, and therefore of the Company. The shares of Harcourt

     General Class B Stock and Harcourt General Common Stock beneficially owned by or for the benefit of the Smith family constitute approximately 28% of the aggregate number of outstanding equity securities of Harcourt General. Each share of Harcourt General voting stock entitles the holder thereof to one vote on all matters submitted to Harcourt General's stockholders, except that each share of Harcourt General Class B Stock (virtually all of which is owned by the Smith family) entitles the holder thereof to ten votes on the election of directors at any Harcourt General stockholders' meeting under certain circumstances. Accordingly, as to any elections in which the Harcourt General Class B Stock would carry ten votes per share at a Harcourt General stockholders' meeting, the Smith family would have approximately 80% of the combined voting power of the Harcourt General voting securities.

     Under the definition of "beneficial ownership" in Rule 13d-3 of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, the Smith family and the members of Harcourt General's Board of Directors may be deemed to be the beneficial owners of the securities of the Company beneficially owned by Harcourt General in that they may be deemed to share with Harcourt General the power to direct the voting and/or disposition of such securities. However, this information should not be deemed to constitute an admission that any such person or group of persons is the beneficial owner of such securities.


 (3) The information reported is based on a Schedule 13D dated August 15, 1997 filed with the Securities and Exchange Commission by Gabelli Funds, Inc. and its affiliates (collectively, the "Gabelli Affiliates"). The Gabelli Affiliates have sole voting power with respect to 4,372,500 shares and sole dispositive power with respect to all of the shares shown in the table.


 (4) Includes 74,200 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 13,900 shares of restricted stock over which Mr. Tansky has voting but not dispositive power.

 (5) Includes 14,100 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 5,800 shares of restricted stock over which Mr. Sampson has voting but not dispositive power.

 (6) Includes 55,750 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 8,300 shares of restricted stock over which Mr. Elkin has voting but not dispositive power.

 (7) Includes 8,300 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 3,900 shares of restricted stock over which Ms. Mello has voting but not dispositive power.

 (8) Includes 14,200 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 6,800 shares of restricted stock over which Mr. Feiwus has voting but not dispositive power.

 (9) The members of the Board of Directors of Harcourt General, including Richard A. Smith, Brian J. Knez and Robert A. Smith, may be deemed to be the beneficial owners of the securities of the Company owned by Harcourt General. However, this information should not be deemed to be an admission that any such person or group is the beneficial owner of such securities.

(10) Mr. Tarr resigned as a director and officer of the Company effective January 15, 1997.

(11) Excludes the beneficial ownership of securities of the Company which may be deemed to be attributed to Richard A. Smith, Brian J. Knez and Robert A. Smith (see Notes 2 and 9 above). Includes 166,550 shares of Common Stock which are subject to outstanding options exercisable within 60 days of December 5, 1997. Also includes 38,700 shares of restricted stock over which individuals in the group have voting but not dispositive power.

                           1.  ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years.

     At the 1998 Annual Meeting, two Class I directors are to be elected for three-year terms. In addition, one Class II director is to be elected for a one-year term and one Class III director is to be elected for a two-year term, such terms to coincide with the terms of the other directors in their respective classes.


     The persons named in the accompanying proxy will vote each proxy for the election of the nominees listed below, unless directed otherwise. Richard A. Smith and Robert A. Smith are currently members of the Board of Directors. Brian
J. Knez and John R. Cook are nominees for the first time. The Company has no reason to believe that the listed nominees will become unavailable for election, but if for any reason that should be the case, the proxies may be voted for substitute nominees. A plurality of the votes cast at the Annual Meeting is required to elect each director. Proxies withholding authority to vote for a nominee will be treated as votes cast against the election of such nominee. Broker non-votes will not be treated as votes cast and, therefore, will not be counted in calculating a plurality. HARCOURT GENERAL WILL BE VOTING ITS COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE VOTING POWER OF THE COMPANY, FOR THE ELECTION OF THE NOMINEES SET FORTH BELOW. IF ALL OF THE NOMINEES LISTED BELOW ARE ELECTED, THE BOARD OF DIRECTORS WILL CONSIST OF FOUR INDEPENDENT DIRECTORS AND FOUR MEMBERS WHO ARE ALSO OFFICERS OF HARCOURT GENERAL.


            NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS I DIRECTORS)

RICHARD A. SMITH, age 73, Director since 1987


     Chairman of the Company and of Harcourt General; Chief Executive Officer of the Company and of Harcourt General since January 15, 1997 and prior to December 1991; Chairman, President (until November 1995) and Chief Executive Officer of GC Companies, Inc. since December 1993; Director of Harcourt General, GC Companies, Inc. and Steck-Vaughn Publishing Corporation. Mr. Smith is the father of Robert A. Smith, President and Chief Operating Officer and a director of the Company and President and Co-Chief Operating Officer and a director of Harcourt General, and the father-in-law of Brian J. Knez, a nominee for director of the Company and President and Co-Chief Operating Officer and a director of Harcourt General.


ROBERT A. SMITH, age 38, Director since 1997

     President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Harcourt General since January 15, 1997; Group Vice President of the Company and Harcourt General prior thereto; President and Chief Operating Officer of GC Companies, Inc. since November 1995; Director of Harcourt General and Steck-Vaughn Publishing Corporation. Mr. Smith is the son of Richard A. Smith, Chairman and Chief Executive Officer of the Company and of Harcourt General, and the brother-in-law of Brian J. Knez, a nominee for director of the Company and President and Co-Chief Operating Officer and a director of Harcourt General.

             NOMINEE FOR TERM EXPIRING IN 1999 (CLASS II DIRECTOR)

BRIAN J. KNEZ, age 40, Nominee for Director

     President and Co-Chief Operating Officer of Harcourt General since January 15, 1997; President and Chief Executive Officer of Harcourt Brace & Company since May 1995; President of the Scientific, Technical, Medical and Professional Group of Harcourt Brace from 1993 to May 1995; Group Vice President of the Scientific, Technical and Medical Group of Harcourt Brace from 1991 to 1993; Director of Harcourt General, Steck-Vaughn Publishing Corporation and Open Market, Inc. Mr. Knez is the son-in-law of Richard A. Smith, Chairman and Chief Executive Officer of the Company and of Harcourt General, and the brother-in-law of Robert A. Smith, President and Chief Operating Officer and a director of the Company and President and Co-Chief Operating Officer and a director of Harcourt General.

             NOMINEE FOR TERM EXPIRING IN 2000 (CLASS III DIRECTOR)

JOHN R. COOK, age 56, Nominee for Director

     Senior Vice President and Chief Financial Officer of the Company and of Harcourt General. Director of Steck-Vaughn Publishing Corporation.

           DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS II DIRECTORS)

MATINA S. HORNER, Ph.D., age 58, Director since 1993


     Executive Vice President of the Teachers Insurance and Annuity Association -- College Retirement Equities Fund (TIAA-CREF); President Emerita of Radcliffe College; Director of Boston Edison Company.


WALTER J. SALMON, age 67, Director since 1987

     Stanley Roth Sr. Professor of Retailing, Emeritus, Graduate School of Business Administration, Harvard University; Director of Hannaford Bros. Co., The Quaker Oats Company, Circuit City Stores, Inc., Luby's Cafeterias, Inc., Harrah's Entertainment, Inc., Cole National Corporation and PetsMart, Inc.

           DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS III DIRECTORS)

JEAN HEAD SISCO, age 72, Director since 1987

     Partner in Sisco Associates, international management consultants; Director of Textron, Inc., Newmont Mining Corporation and its principal subsidiary, Newmont Gold Company, Washington Mutual Investors Fund, Chiquita Brands International, Inc., The American Funds Tax-Exempt Series I and K-Tron International, Inc.

                                                                     (continued)

VINCENT M. O'REILLY, age 60, Director since January, 1997

     Distinguished Senior Lecturer, Carroll School of Management, Boston College since October 1, 1997; Executive Vice Chairman of Coopers & Lybrand from October 1994 until October 1997; Chief Operating Officer or Deputy Chairman of Coopers & Lybrand from 1988 until October 1994.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended August 2, 1997, the Board of Directors held five meetings and acted by unanimous written consent on one other occasion. During fiscal 1997, each director of the Company attended at least 75% of the aggregate number of Board meetings and meetings held by committees of which he or she is a member. The Board of Directors has designated five principal standing committees. Set forth below are descriptions of the functions of such committees and the names of their current members.

     Audit Committee. The members of the Audit Committee, which met three times during fiscal 1997, are Mrs. Sisco (Chairman), Dr. Horner, Mr. O'Reilly and Mr. Salmon. The functions of the Audit Committee include the review of the scope of the services of the Company's independent auditors and the responsibilities of the Company's internal audit department and a continuing review of the Company's internal procedures and controls. The Audit Committee annually reviews the Company's audited financial statements, considers the qualifications and fees of the independent auditors of the Company and makes recommendations to the Board of Directors as to the selection of the auditors and the scope of their audit services.

     Special Review Committee. The members of the Special Review Committee are Mr. Salmon (Chairman), Dr. Horner, Mr. O'Reilly and Mrs. Sisco. The Special Review Committee met three times during fiscal 1997, including two meetings in September 1996 to consider and negotiate a proposal made by Harcourt General to repurchase all of the issued and outstanding shares of Preferred Stock of the Company, which was completed in November 1996. A continuing function of the Special Review Committee is to give consideration to those matters requiring the approval of an "Independent Committee" under the terms of the Intercompany Services Agreement between the Company and Harcourt General, including the consideration of the fees charged to the Company by Harcourt General pursuant to the Intercompany Services Agreement. For information regarding the Intercompany Services Agreement, see Note 1 to the Summary Compensation Table.

     Compensation Committee. The members of the Compensation Committee, which met once during fiscal 1997, are Mr. Salmon (Chairman), Dr. Horner, Mr. O'Reilly and Mrs. Sisco. The functions of the Compensation Committee are to review or determine salaries, benefits and other compensation for officers and key employees of the Company and its subsidiaries and to administer the Company's stock incentive plans.

     Nominating Committee. All of the directors of the Company serve on the Nominating Committee, which held one meeting and acted by unanimous written consent on one other occasion during fiscal 1997. Mrs. Sisco is the Chairman of the Nominating Committee. The functions of the Nominating Committee are to nominate directors, make recommendations concerning the structure and membership of the various committees of the Board of Directors, consider questions of management, organization and succession and to act on such other matters as from time to time may be requested by the Board of Directors. In carrying out its responsibilities to nominate directors, the Nominating Committee will consider candidates recommended by the Board of Directors and by stockholders of the Company. All suggestions for candidates by stockholders must be made in writing and received by the Company, c/o Secretary, P.O. Box 9187, Chestnut Hill, Massachusetts 02167 no later than

October 19, 1998 (see "Deadline for Submission of 1999 Stockholder Proposals and Nominations"). Such writing must set forth (i) the name and address of the stockholder who intends to make the nomination and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person named, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nomination is to be made by the stockholder, (iv) the consent of each proposed nominee to serve as a director of the Company if so elected and (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

     Executive Committee. The members of the Executive Committee, which did not act during fiscal 1997, are Richard A. Smith (Chairman), Walter J. Salmon and Robert A. Smith. The By-Laws confer upon the Executive Committee the authority to manage the affairs of the Company in the intervals between meetings of the Board of Directors, except that the Committee may not effect certain fundamental corporate actions such as (a) declaring a dividend, (b) amending the Restated Certificate of Incorporation or the By-Laws, (c) adopting an agreement of merger or consolidation or (d) imposing a lien on substantially all the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters which must be dealt with prior to the next scheduled Board of Directors meeting and which are not sufficiently important to require action by the full Board of Directors.

DIRECTORS' COMPENSATION

     Directors who are not affiliated with the Company or Harcourt General each receive an annual retainer of $20,000 and a fee of $2,000 per Board of Directors meeting attended, plus travel and incidental expenses (an aggregate of $5,413 in fiscal 1997) incurred in attending meetings and carrying out their duties as directors. They also receive a fee of $750 (the Chairman receives $1,500) for each committee meeting attended. If a director is unable to attend a meeting in person but participates by telephone, he or she receives one-half of the fee that would otherwise be payable.

     The Company offers non-employee directors the alternative of receiving directors' fees on a deferred basis. Those directors may elect to defer receipt of all or a specified portion of their fees (i) in the form of cash with interest at a rate equal to the average of the top rates paid by major New York banks on three month negotiable certificates of deposit, or (ii) in the form of stock based units, the value of each unit initially being equal to the fair market value of one share of Common Stock of the Company on the date the fees would otherwise be payable. To date, Dr. Horner has elected to receive all of her fees on a deferred basis using the stock based method and Mrs. Sisco has elected to receive fifty percent of her fees on a deferred basis using the stock based method.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that all filing requirements applicable to its insiders were complied with during fiscal 1997.

EXECUTIVE COMPENSATION

                         SUMMARY COMPENSATION TABLE(1)

     The following table provides information on the compensation provided by the Company during fiscal 1997, 1996 and 1995 to the Company's Chief Executive Officers and the five most highly paid executive officers of the Company during fiscal 1997.


                                                                                   LONG-TERM
                                                                                COMPENSATION(2)
                                                                             ---------------------
                                                                                    AWARDS
                                             ANNUAL COMPENSATION             ---------------------
                                    -------------------------------------    RESTRICTED
                                                            OTHER ANNUAL       STOCK                   ALL OTHER
NAME AND                  FISCAL     SALARY      BONUS      COMPENSATION       AWARDS      OPTIONS    COMPENSATION
PRINCIPAL POSITION         YEAR       ($)        ($)(3)        ($)(4)          ($)(5)        (#)         ($)(6)
------------------        ------    --------    --------    -------------    ----------    -------    ------------
Richard A. Smith(1)        1997           --          --             --             --         --             --
Chairman and Chief         1996           --          --             --             --         --             --
Executive Officer          1995           --          --             --             --         --             --
from January 15, 1997

B. Tansky                  1997     $750,000    $292,500             --             --     10,000        $19,357
Chairman and Chief         1996     $650,000    $292,500             --       $153,750         --        $16,866
Executive Officer of       1995     $600,000    $230,640       $160,339             --     25,000        $14,560
Neiman Marcus Stores

G. Sampson                 1997     $500,000    $174,000             --             --      6,500        $14,070
President and Chief        1996     $475,000    $190,000             --             --     12,000        $12,854
Operating Officer of       1995     $450,000    $150,480             --       $ 71,875         --        $12,687
Neiman Marcus Stores

S. Elkin                   1997     $480,000    $185,000             --             --         --        $10,771
Chairman and Chief         1996     $480,000          --             --       $115,313         --        $17,170
Executive Officer of       1995     $450,000    $ 22,500             --             --     20,000        $15,812
Bergdorf Goodman

D. Mello(7)                1997     $365,000    $110,000             --             --      4,000        $ 9,210
President of               1996     $350,000    $ 67,900             --       $ 53,813         --        $ 8,496
Bergdorf Goodman           1995     $325,000    $ 50,000             --             --     15,000        $ 2,418

B. Feiwus                  1997     $345,000    $115,000             --             --      6,000        $10,697
President and Chief        1996     $325,000    $135,000             --       $ 76,875     10,000        $10,026
Executive Officer of       1995     $300,000          --             --             --     10,000        $ 7,314
NM Direct

R. J. Tarr, Jr.(1)         1997           --          --             --             --         --             --
President and Chief        1996           --          --             --             --         --             --
Executive Officer          1995           --          --             --             --         --             --
to January 15, 1997


---------------

(1) Under the terms of an Intercompany Services Agreement, Harcourt General provides certain management, accounting, financial, legal, tax, human resources and other corporate services to the Company, including the services of certain officers of Harcourt General who are also officers of the Company, in consideration of a fee based on Harcourt General's direct and indirect costs of providing the corporate services. The level of services and fees are subject to the approval of the

    Special Review Committee of the Board of Directors of the Company, which consists solely of directors who are independent of Harcourt General. During fiscal 1997, 1996 and 1995, the Company paid or accrued approximately $5.7 million, $6.9 million and $6.5 million, respectively, to Harcourt General for all of its services under the Intercompany Services Agreement. Mr. Smith succeeded Mr. Tarr as Chief Executive Officer of the Company upon Mr. Tarr's resignation effective January 15, 1997. Since both served as Chief Executive Officer of the Company during fiscal 1997, they are required to be named in this table. The other senior officers of Harcourt General, who derive all of their compensation directly from Harcourt General, are not included in this table. Of the amount payable under the Intercompany Services Agreement for fiscal 1997, approximately $365,000 was attributable to Mr. Smith's services and approximately $1.0 million was attributable to Mr. Tarr's services. Of the amounts payable under the Intercompany Services Agreement for fiscal 1996 and 1995, $2.3 million and $2.4 million, respectively, were attributable to Mr. Tarr's services. These amounts include costs related to base compensation, bonuses, benefits and amounts necessary to fund retirement benefits, all of which are direct obligations of Harcourt General. Under the terms of an agreement between Mr. Tarr and Harcourt General dated December 17, 1996, Mr. Tarr is entitled to receive certain compensation, retirement and other payments directly from Harcourt General. None of these amounts will be payable by the Company.

(2) Other than restricted stock, stock options and stock appreciation rights which may be granted under the Company's 1997 Incentive Plan, the Company does not have a long-term compensation program that includes long-term incentive payouts. No stock appreciation rights were granted to any of the named executive officers during the years reported in the table.

(3) Bonus payments are reported with respect to the year in which the related services were performed.

(4) No disclosure regarding items included in this category is required unless the amounts in any year for any named executive officer exceed the lesser of $50,000 or 10% of the annual salary and bonus for the named executive officer. Of the $160,339 reported with respect to Mr. Tansky in this column for fiscal 1995, $140,236 was attributable to relocation-related reimbursements paid by the Company in fiscal 1995 in connection with his move from New York to Dallas to assume the position of Chairman and Chief Executive Officer of Neiman Marcus Stores, the same position he had previously held with Bergdorf Goodman.

(5) Calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant by the number of shares awarded. With respect to awards of restricted stock made through fiscal 1997, twenty percent of each award are freed from the restrictions on transfer each year, commencing one year after the date of grant, provided that the recipient continues to be employed by the Company on the anniversary date of the grant. Holders of restricted stock are entitled to vote their restricted shares and receive dividends, if any. In the event of termination of employment for any reason, other than death or permanent disability, restricted shares are forfeited by the holders and revert to the Company. At the end of fiscal 1997, the named executive officers' restricted stock holdings and market values (based on the New York Stock Exchange closing price of $27.9375 for the Company's Common Stock at fiscal year end) were as follows: Mr. Tansky -- 8,000 shares ($223,500); Mr. Sampson -- 3,000 shares ($83,813); Mr. Elkin -- 6,000 shares ($167,625); Ms. Mello -- 2,800 shares ($78,225) and Mr. Feiwus -- 4,000 shares ($111,750). The restricted shares held by Mr. Tansky were granted in fiscal 1996, the restricted shares held by Mr. Sampson were granted in fiscal 1995, the restricted shares held by Ms. Mello were granted in fiscal 1996, and the restricted shares held by Messrs. Elkin and Feiwus were granted in fiscal 1996 and fiscal 1992.

(6) The items accounted for in this column include the cost to the Company of matching contributions under (a) the Company's Key Employee Deferred Compensation Plan and (b) group life insurance premiums. For fiscal 1997, such amounts for each of the named executive officers were, respectively, as follows: Mr. Tansky -- $15,637 and $3,720; Mr. Sampson -- $10,350 and $3,720; Mr. Elkin -- $7,200 and $3,571; Ms. Mello -- $6,494 and $2,716; and
    Mr. Feiwus -- $7,200 and $3,497.

(7) Ms. Mello rejoined the Company in May 1994. As a condition of employment, Ms. Mello was guaranteed a minimum bonus of $50,000 for fiscal 1995.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

     The following table provides information regarding options granted under the Company's 1987 Stock Incentive Plan during the fiscal year ended August 2, 1997 to the executive officers named in the Summary Compensation Table.

                                                   INDIVIDUAL GRANTS                       POTENTIAL
                                    -----------------------------------------------       REALIZABLE
                                                    % OF                               VALUE AT ASSUMED
                                    NUMBER OF      TOTAL                                ANNUAL RATES OF
                                    SECURITIES    OPTIONS                                 STOCK PRICE
                                    UNDERLYING   GRANTED TO   EXERCISE                 APPRECIATION FOR
                                     OPTIONS     EMPLOYEES    OR BASE                   OPTION TERM(2)
                                     GRANTED     IN FISCAL     PRICE     EXPIRATION   -------------------
NAME                                  (#)(3)        YEAR       ($/SH)       DATE       5%($)      10%($)
----                                ----------   ----------   --------   ----------   --------   --------

R. Smith(4).......................      --          --            --          --          --         --
B. Tansky.........................    10,000        7.63%     $ 33.375      9/11/06   $208,894   $531,912
G. Sampson........................     6,500        4.96%     $ 33.375      9/11/06   $136,431   $345,743
S. Elkin..........................      --          --            --          --          --         --
D. Mello..........................     4,000        3.05%     $ 33.375      9/11/06   $ 83,957   $212,765
B. Feiwus.........................     6,000        4.58%     $ 33.375      9/11/06   $125,936   $319,147
R. Tarr, Jr.(4)...................      --          --            --          --          --         --

---------------

(1) No stock appreciation rights were granted to any named executive officer during fiscal 1997.

(2) These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission.

(3) All option grants are non-qualified stock options having a term of 10 years and one day. They become exercisable at the rate of 20% on each of the first five anniversary dates of the grant.

(4) None of the executive officers of Harcourt General who are also officers of the Company participated in the Company's 1987 Stock Incentive Plan, nor will these executive officers participate in the Company's 1997 Incentive Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information regarding the number and value of stock options held at August 2, 1997 by the executive officers named in the Summary Compensation Table.


                                                                        NUMBER OF              VALUE OF
                                                                  SECURITIES UNDERLYING       UNEXERCISED
                                                                       UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                    AUGUST 2, 1997(#)     AUGUST 2, 1997($)(1)
                                                                  ---------------------   --------------------
                              SHARES ACQUIRED        VALUE            EXERCISABLE/            EXERCISABLE/
NAME                          ON EXERCISE(#)      REALIZED($)         UNEXERCISABLE           UNEXERCISABLE
----                         -----------------   --------------   ---------------------   --------------------

R. Smith(2)................            --                 --                     --                        --
B. Tansky..................            --                 --          60,900/35,600         $858,344/$350,875
G. Sampson.................            --                 --           8,400/20,100         $110,775/$174,350
S. Elkin...................            --                 --          54,350/18,000         $709,972/$248,375
D. Mello...................            --                 --           4,500/13,000         $ 61,031/$122,063
B. Feiwus..................            --                 --           6,500/24,000         $ 88,344/$238,125
R. Tarr, Jr.(2)............            --                 --                     --                        --

---------------


(1) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at fiscal year end ($27.9375) and the option exercise price for those shares. These values have not been realized. The closing price of the Company's Common Stock on the New York Stock Exchange on December 2, 1997 was $33.3125.


(2) None of the executive officers of Harcourt General who are also officers of the Company participated in the Company's 1987 Stock Incentive Plan, nor will these executive officers participate in the Company's 1997 Incentive Plan.

PENSION PLANS

     The Company maintains a funded, qualified pension plan known as The Neiman Marcus Group, Inc. Retirement Plan (the "Retirement Plan"). Most non-union employees over age 21 who have completed one year of service with 1,000 or more hours participate in the Retirement Plan, which pays benefits upon retirement or termination of employment. The Retirement Plan is a "career-average" plan, under which a participant earns each year a retirement annuity equal to 1% of his or her compensation for the year up to the Social Security wage base and 1.5% of his or her compensation for the year in excess of such wage base. Benefits under the Retirement Plan become fully vested after five years of service with the Company.

     The Company also maintains a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets to supplement Retirement Plan benefits and Social Security. Executive, administrative and professional employees (other than those employed as salespersons) with an annual base salary at least equal to a minimum established by the Company ($100,000 as of August 2, 1997) are eligible to participate. At normal retirement age (age 65), a participant with 25 or more years of service is entitled to payments under the SERP sufficient to bring his or her combined annual benefit from the Retirement Plan and SERP, computed as a straight life annuity, up to 50% of the participant's highest consecutive 60 month average of annual pensionable earnings, less 60% of his or her estimated annual primary Social Security benefit. If the participant has fewer than 25 years of service, the combined benefit is proportionately reduced. Benefits under the SERP become fully vested after five years of service with the Company.

     The following table shows the estimated annual pension benefits payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age 65 in 1997 who elects to receive his or her benefit in the form of a straight life annuity. These benefits include amounts attributable to both the Retirement Plan and the SERP and are in addition to any retirement benefits that might be received from Social Security. The amounts actually payable will be lower than the amounts shown below, since such amounts will be reduced by 60% of the participant's estimated primary Social Security benefit.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                         UNDER RETIREMENT PLAN AND SERP

  AVERAGE                                                 TOTAL YEARS OF SERVICE
PENSIONABLE                            -------------------------------------------------------------
 EARNINGS                                 5           10           15           20            25
-----------                            -------     --------     --------     --------     ----------
 $300,000                              $30,000     $ 60,000     $ 90,000     $120,000      $150,000
  400,000                               40,000       80,000      120,000      160,000       200,000
  500,000                               50,000      100,000      150,000      200,000       250,000
  600,000                               60,000      120,000      180,000      240,000       300,000
  700,000                               70,000      140,000      210,000      280,000       350,000
  800,000                               80,000      160,000      240,000      320,000       400,000
  900,000                               90,000      180,000      270,000      360,000       450,000

     The following table shows the pensionable earnings and credited years of service for the executive officers named in the Summary Compensation Table as of August 2, 1997 and years of service creditable at age 65.

                                             PENSIONABLE EARNINGS           YEARS OF SERVICE(1)
                                                FOR YEAR ENDED        -------------------------------
    NAME                                      AUGUST 2, 1997(2)       AT AUGUST 2, 1997     AT AGE 65
    ----                                     --------------------     -----------------     ---------
    R. Smith(3)............................          --                       --                --
    B. Tansky..............................        $750,000                   --(4)             20(4)
    G. Sampson.............................         500,000                   --(5)             20(5)
    S. Elkin...............................         480,000                   19                29
    D. Mello...............................         365,000                   16                15
    B. Feiwus..............................         345,000                   17                33
    R. Tarr, Jr.(3)........................          --                       --                --

---------------

(1) The years of credited service set forth in the table reflect years of credited service under the Retirement Plan, which is a "career average plan" with no limitation on years of credited service. Credited service under the SERP may not exceed 25 years.

(2) In computing the combined benefit under the Retirement Plan and SERP, "pensionable earnings" means, with respect to the Retirement Plan, base salary and any bonus and, with respect to the SERP, base salary only. The amounts shown above include base salary only. For the amount of bonus included in pensionable earnings under the Retirement Plan see the Summary Compensation Table above. With respect to both the Retirement Plan and the SERP, deferred base salary and/or deferred bonus amounts are included in benefit calculations.

(3) Mr. Smith does not participate in the Retirement Plan or SERP. Mr. Tarr, who resigned as Chief Executive Officer of the Company effective January 15, 1997, did not participate in the Retirement Plan or SERP.


(4) Under Mr. Tansky's employment agreement with the Company, for purposes of determining his retirement benefits under the SERP, Mr. Tansky will be credited with 5/3 times his years of service with the Company provided (i) he remains continuously employed by the Company until his 65th birthday or
    (ii) the Company fails to extend his employment beyond January 31, 2000; otherwise, Mr. Tansky's accrued service under the SERP will be calculated in the normal manner. Mr. Tansky is 59 years old.

(5) For purposes of determining Mr. Sampson's retirement benefits under the SERP, Mr. Sampson will be credited with 20/13 times his years of service with the Company provided he remains continuously employed by the Company until his 65th birthday; otherwise, Mr. Sampson's accrued service under the SERP will be calculated in the normal manner. Mr. Sampson is 56 years old.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Burton Tansky. The Company and Mr. Tansky have entered into an employment agreement, effective February 1, 1997, pursuant to which Mr. Tansky is employed as Chairman and Chief Executive Officer of Neiman Marcus Stores through January 31, 2000. In the event Mr. Tansky is terminated without cause within 24 months of a change of control of the Company, or if within 24 months of such a change of control Mr. Tansky resigns because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held prior to the change of control, Mr. Tansky will be entitled to receive his then-current base compensation for 18 months. If the Company terminates Mr. Tansky's employment during the term of the Employment Agreement for any reason other than for cause or other than because of his total disability or death, Mr. Tansky will continue to receive his base compensation and benefits until January 31, 2001 or for 18 months following termination, whichever is greater. If the Company determines not to extend Mr. Tansky's employment beyond January 31, 2000, the Company will pay to Mr. Tansky his then-current base compensation through January 31, 2001, which amount will be reduced by any amounts earned by him from other employment between August 1, 2000 and January 31, 2001, and the Company will credit Mr. Tansky with service pursuant to the SERP as if he had remained employed by the Company until age 65.

     Gerald A. Sampson. Pursuant to an agreement between Mr. Sampson and the Company, effective September 1996, Mr. Sampson is entitled to receive severance payments in the event his employment with the Company is terminated in certain situations. If the Company terminates Mr. Sampson's employment other than for cause or other than due to his total disability or death, Mr. Sampson shall have the right to receive an amount equal to his then-current annual base salary, payable in 12 monthly installments. Mr. Sampson will also be entitled to receive such payments if his employment is terminated by a successor to the Company within 24 months of a change of control of the Company without cause or other than due to his total disability or death, or if within 24 months of such a change of control Mr. Sampson resigns because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held prior to the change of control. Beginning six months following the date of a covered termination or resignation, all amounts to be paid under such agreement shall be reduced by the amount Mr. Sampson receives as compensation or severance related to other employment. Mr. Sampson has agreed to provide the Company with three months advance notice of his intent to resign from the Company provided that such resignation does not follow a change of control of the Company.

     Stephen C. Elkin. Pursuant to an agreement between Mr. Elkin and Bergdorf Goodman, effective September 1993, Mr. Elkin is entitled to receive severance payments in the event his employment with Bergdorf Goodman is terminated in certain situations. If the Company terminates Mr. Elkin's employment other than for cause or other than due to his total disability or death, he will receive an amount equal to one and one half times his then-current base salary, which amount will be paid to him in 18 monthly installments following such termination but will be reduced by any amounts received by him from other employment during the period beginning six months following his termination and ending at the end of the 18 month period. Mr. Elkin will also be entitled to receive such payments in the event his employment is terminated without cause within 24 months of a change of control of either Bergdorf Goodman or the Company, or in the event he resigns within 24 months of a change of control because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held before the change of control.

     Dawn Mello. Pursuant to an agreement between Ms. Mello and Bergdorf Goodman, effective May 1994, Ms. Mello is entitled to receive severance payments in the event her employment with Bergdorf Goodman is terminated in certain situations. If the Company terminates Ms. Mello's employment other than for cause or other than due to her total disability or death, Ms. Mello will receive an amount equal to her then-current annual salary, which amount will be paid in 12 monthly installments following such termination but will be reduced by any amounts received by her from other employment during the period beginning six months and ending 12 months following such termination.

     Bernie Feiwus. Pursuant to an agreement between Mr. Feiwus and NM Direct, effective October 1995, Mr. Feiwus is entitled to receive severance payments in the event his employment with NM Direct is terminated in certain situations. If the Company terminates Mr. Feiwus' employment without cause within 24 months of a change of control of the Company or of NM Direct, or if within 24 months after such a change of control Mr. Feiwus resigns his employment because he is not permitted to continue in a position comparable in duties and responsibilities to that which he held before the change of control, he will receive an amount equal to one and one half times his then-current annual base salary, which amount will be paid in 18 monthly installments following such termination but will be reduced by any amounts received by him from other employment during the period beginning six months and ending 18 months following such termination.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Except as described below, none of the Company's directors, executive officers, nominees for director or security holders known to the Company to own of record or beneficially more than five percent of the Common Stock, nor any member of the immediate family of such persons, engaged in any transactions with the Company involving amounts in excess of $60,000 since the beginning of the Company's last fiscal year.

     During fiscal 1997 and through December 5, 1997, Messrs. Sampson, Elkin and Feiwus had outstanding loans under the Company's Key Executive Stock Purchase Loan Plan (the "Loan Plan") in the respective maximum aggregate principal amounts of $457,894, $116,487 and $193,315. As of December 5, 1997 the
outstanding amount of such loans were as follows: Mr. Sampson -- $457,894; Mr. Elkin -- $116,487 and Mr. Feiwus -- $0. In accordance with the provisions of the Loan Plan, these loans were used to acquire shares of Common Stock either in the open market or pursuant to stock option exercises and to discharge certain tax liabilities incurred in connection with the release of restrictions on previous grants of restricted Common Stock. The loans are secured by a pledge of the purchased shares and bear interest at an annual rate of 5%, payable quarterly. Pursuant to the terms of the Loan Plan, each executive officer's loan will become due and payable seven months after his employment with the Company terminates. No other officer of the Company had outstanding loans under the Loan Plan in excess of $60,000 during fiscal 1997 or subsequent thereto.

                            ------------------------

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH SECTIONS OF THIS REPORT BE DEEMED TO BE INCORPORATED INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of Walter J. Salmon (Chairman), Matina S. Horner, Vincent M. O'Reilly and Jean Head Sisco. The members of the Compensation Committee are all independent directors.

     The principal responsibility of the Committee is to review the performance of, and determine the compensation for, the executive officers of the Company who are not also executive officers of Harcourt General. The individuals in this group include Messrs. Tansky, Sampson, Elkin, Feiwus and Ms. Mello, all of whom are named executive officers in the Summary Compensation Table. The compensation of Harcourt General's executive officers, most of whom are also executive officers of the Company, is determined by Harcourt General's Compensation Committee.

  Compensation Policies

     The principal objectives of the Company's executive compensation program are to reward competitively its executive officers in order to attract and retain individuals important to the success of the Company and to provide incentives that will motivate those executives and reward them for achieving the business objectives of the Company and its operating divisions over both the short and long terms.

     Early in each fiscal year, the Committee considers the recommendations of the Chief Executive Officer, which are supported by data generated by the Company's Human Resources Department, for each component of compensation of the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     In September 1997, the Committee considered and adopted modifications to certain elements of the Company's compensation policies. These changes will take effect in fiscal 1998 and are discussed below under the heading "Changes in Compensation Policies."

     The principal components of the Company's compensation program are:

       Base Salary

          For fiscal 1997, base salary was determined with reference both to salary survey information from recognized compensation consulting firms and to each executive officer's level of responsibility, experience and performance. The salary survey data was used to establish benchmark amounts for both base salary and total cash compensation for each executive position. Comparisons were made to a range of retail companies or to divisions within such companies, with the principal selection criteria for comparisons being similar revenues to the division within the Company. For fiscal 1997, the Committee generally set its salary and total cash compensation benchmarks (assuming that maximum bonuses would be achieved) for executive officers above the 50th percentile of the comparison group of companies.

          Because the Company competes for executive talent with a broad range of companies, the Committee did not limit its comparison information for compensation purposes to the companies included in the peer groups in the Stock Performance Graph.

          The Committee reviewed in detail the base salary levels for each of the named executive officers of the Company. While the Committee used the above described benchmarks as a reference point, a particular individual's base salary may vary from the benchmark depending upon his or her salary history, experience, individual performance, guidelines established by the Chief Executive Officer with respect to salary increases for the entire Company and the subjective judgment of the Committee.

       Annual Incentive Plan

          The annual incentive bonus program is intended to put substantial amounts of total cash compensation at risk with the intent of focusing the attention of the executives on achieving both the Company's and their division's performance goals and their individual goals, thereby contributing to profitability and building shareholder value.

          The determination of annual bonuses for fiscal 1997 was based principally on the achievement of performance objectives by the operating division for which the executive was responsible and the individual executive's own performance. For each of the named executive officers, a component of their bonus eligibility also depended on the Company's overall performance.

          In September 1997, the Compensation Committee established the Company's and each division's performance goals for fiscal 1998 and determined the executive officers who should participate in the annual incentive plan for that year and their respective bonus award opportunities.

          For fiscal 1997, the plan provided for maximum bonuses ranging from 35% to 45% of base salary. The divisional performance component of the bonus was determined based on a weighting of several factors, the most important of which was operating earnings before corporate expenses. Other factors included return on net assets and working capital as a percentage of sales. In addition, each of the Company's named executive officers were required to meet individual performance goals, which typically include achievement of specific tasks, in addition to the performance targets in order to receive his or her full bonus.

          The bonuses actually awarded to the named executive officers for fiscal 1997 were determined by an assessment of all of these factors, as well as certain subjective factors.

          Under the annual incentive program in effect for fiscal 1997, even if the financial performance targets were exceeded, bonus awards would not have increased over the maximum bonus values established by the Committee. Since the highest divisional performance targets were not met, the bonus awards granted by the Committee for fiscal 1997 were below the maximum bonus values. If the Company and/or the relevant division fell sufficiently short of its performance target, there was a presumption that bonuses would not be paid absent special circumstances. Factors such as the performance of a business unit for which the executive officer is responsible and achievement of individual performance goals were considered in the decision to award a bonus. If corporate and/or division performance targets were met, but an individual fell short of his or her performance goals, the individual's bonus could have been reduced or eliminated in the discretion of the Committee.

       Stock Incentives

          The Committee's purpose in awarding equity based incentives in fiscal 1997 in the form of stock options which vest over a five year period and terminate ten years from the date of grant and restricted stock which vests over a five year period, is to achieve as much as possible an identity of interest between the executives and the long term interest of the stockholders. The principal factors considered in determining which executive officers (including the named executive officers) were awarded equity based compensation in the 1997 fiscal year, and in determining the types and amounts of such awards, were salary levels, equity awards granted to executives at competing retail companies, as well as the performance, experience and level of responsibility of each executive.

  Changes in Compensation Policies

     At its meeting in September 1997, the Committee made several changes in elements of the Company's compensation policies that will be applied in fiscal 1998 and in the future to achieve the objectives described above under the "Compensation Policies" heading. First, the Committee determined that it would use for compensation benchmarking purposes a broad range of domestic publicly held "upscale" specialty retailing companies. This group of companies is not limited to those in the Stock Performance Graph peer groups. Second, the Committee determined that for the base salary component of compensation it would target the middle range of salaries for comparable positions in the comparison group of companies. Most important, the Committee determined to make annual and long term incentives a greater portion of total compensation and to increase the variable risk and reward of such incentive compensation in proportion to an executive's level of responsibility in the Company. For example, for fiscal 1998 the named executive officers' cash bonus opportunity for performance at the level of meeting the fiscal 1998 budget will range from 7.5% to 11% of base salary and will increase to a range of 30% to 45% of base salary for performance above the fiscal 1998 budget, which would represent a significant improvement over the Company's fiscal 1997 results. For superior performance in excess of the fiscal 1998 budget, cash bonus opportunities will increase to a range of 60% to 90% of base salary. If performance is below the fiscal 1998 budget, the Committee may reduce cash bonus awards or not grant them at all. Similarly, long term stock incentives will be structured to provide more significant capital accumulation opportunities than in the past, and the vesting of restricted stock awards will take place upon the achievement of specified business objectives which include improvements in operating earnings and return on net assets and may also include other factors as determined by the Committee from time to time. In any event, restricted stock awards will vest eight years after the grant date.

  Compensation of the Chief Executive Officer

     Mr. Smith succeeded Mr. Tarr as Chief Executive Officer of the Company upon Mr. Tarr's resignation effective January 15, 1997. While serving as Chief Executive Officer of the Company, each of them also served as the Chief Executive Officer of Harcourt General, which owns a majority of the outstanding Common Stock of the Company. Both Mr. Smith and Mr. Tarr received all of their cash and non-cash compensation from Harcourt General and not from the Company. However, pursuant to the Intercompany Services Agreement between the Company and Harcourt General, Harcourt General provides certain management and other corporate services to the Company, including the services of Mr. Tarr and then Mr. Smith as Chief Executive Officer. During fiscal 1997, the Company paid or accrued approximately $5.7 million to Harcourt General for all of its services under the Intercompany Services Agreement, of which approximately $1.0 million was attributable to Mr. Tarr's services and approximately $365,000 was attributable to Mr. Smith's services. While the Special Review Committee of the Company reviews each year the appropriateness of the charges by Harcourt General to the Company under the Intercompany Services Agreement, neither this Committee nor the Special Review Committee plays any role in determining the compensation that Mr. Tarr, Mr. Smith or any other executive officer of Harcourt General receives from Harcourt General.

  Compliance with the Internal Revenue Code

     The Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1 million per year which is not "performance based" paid to each of the executive officers named in the Summary Compensation Table. During fiscal 1997, the Committee, the Board of Directors and the stockholders of the Company approved The Neiman Marcus Group 1997 Incentive Plan. This Plan allows the Committee to continue to award stock incentives and cash bonuses based on objective criteria. It is expected that the stock incentives and cash bonuses awarded under the Plan will be characterized as "performance based" compensation and therefore will be fully deductible by the Company.

     The Committee will continue to monitor the requirements of the Code to determine what actions should be taken by the Company in order to preserve the tax deduction for executive compensation to the maximum extent, consistent with the Company's continuing goals of providing the executives of the Company with appropriate incentives and rewards for their performance.

                                          COMPENSATION COMMITTEE

                                          Walter J. Salmon, Chairman
                                          Matina S. Horner
                                          Vincent M. O'Reilly
                                          Jean Head Sisco

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return during the five fiscal years ended August 2, 1997 of (i) the Standard & Poor's 500 Index, and
(ii) a peer group index used by the Company in the last fiscal year (Old Peer Index) consisting of Tiffany & Co. and Nordstrom, Inc., and (iii) a new peer index (New Peer Index) which includes Saks Holdings, Inc. along with Tiffany and Nordstrom. The graph assumes a $100 investment in the Company's Common Stock and in each index company other than Saks Holdings at August 3, 1991, and that all dividends were reinvested. Saks Holdings began trading on the New York Stock Exchange in May 1996 and, accordingly, is included in the New Peer Index commencing as of the end of the Company's 1996 fiscal year. For comparative purposes, the value of an investment in Saks as of that date is set at an amount equal to the average of the cumulative total returns of the other members of the New Peer Index as of that same date ($165.17). The common stocks of the companies in each peer group index have been weighted annually to reflect relative stock market capitalization. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

                            STOCK PERFORMANCE GRAPH
                Comparison of Five-Year Cumulative Total Return
The Neiman Marcus Group, Inc., S&P 500 Index, Old Peer Index, and New Peer Index

[STOCK PERFORMANCE GRAPH]

                                 The Neiman
                               Marcus Group,
                                    Inc.        S&P 500 Index    Old Peer Index   New Peer Index
   August 1, 1992                  100.00           100.00           100.00           100.00
    July 31, 1993                  108.81           108.51            98.64            98.64
    July 30, 1994                  115.90           113.65           151.29           151.29
    July 29, 1995                  117.69           142.50           143.55           143.55
   August 3, 1996                  205.72           171.54           165.17           165.17
   August 2, 1997                  213.86           257.84           239.24           202.92

                2.  APPROVAL OF CHANGES IN AUTHORIZED STOCK AND
                         CERTAIN CONFORMING AMENDMENTS

     Article Fourth of the Company's Restated Certificate of Incorporation, as amended, currently provides that the total number of shares of stock which the Company is authorized to issue is 200,000,000, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 50,000,000 shares of Exchangeable Adjustable Voting Common Stock, par value $.01 per share (the "Adjustable Voting Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series with provisions to be determined by the Board of Directors.


     Shares of the Adjustable Voting Common Stock, together with shares of 6% Cumulative Exchangeable Convertible Adjustable Voting Preferred Stock (the "Exchangeable Convertible Preferred Stock"), were issued to Harcourt General (formerly General Cinema Corporation) in 1987 in connection with the restructuring of Carter Hawley Hale Stores, Inc., in part to limit Harcourt General to 44% of the voting power of the Company through January 31, 1993. Since that time, all such shares have been exchanged and converted to Common Stock or have been repurchased by the Company. On December 5, 1997 49,920,264 shares of Common Stock were issued and outstanding (of which Harcourt General currently owns approximately 53 percent), and 3,083,130 shares of Common Stock were reserved for issuance in connection with the exercise of employee stock options. No shares of stock other than the Common Stock are currently outstanding.


     The Board of Directors has adopted a resolution recommending the approval of a proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation, as amended, (a) increasing the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 150,000,000,
(b) eliminating the 50,000,000 shares of Adjustable Voting Common Stock currently authorized, and (c) deleting all references and provisions relating to previously issued classes and series of stock not currently outstanding. The number of authorized shares of Preferred Stock remains unchanged.

     The Board of Directors believes it is desirable to have the additional 50,000,000 shares of Common Stock available for possible issuance in connection with stock distributions, acquisitions, financing requirements and other general corporate purposes. The Company has no plans, arrangements or understandings which would require the issuance of any of the additional authorized shares.

     No stockholder has any preemptive right and, if the proposed amendment is approved by the stockholders, shares of Common Stock may be issued on such terms and conditions as the Board of Directors may determine without first offering such shares to stockholders unless required pursuant to the rules of the New York Stock Exchange or by applicable law.

     Since the reasons for the issuance of the Adjustable Voting Common Stock (as well as the Exchangeable Convertible Preferred Stock and the other series of Preferred Stock authorized at the time of the Company's formation in 1987) no longer exist, the Board of Directors believes it is appropriate to eliminate the 50,000,000 shares of Adjustable Voting Common Stock authorized by the Restated Certificate of Incorporation.

     Article Fourth of the Restated Certificate of Incorporation also sets forth terms of the Adjustable Voting Common Stock and refers to various series of Preferred Stock authorized in 1987 but no longer outstanding. Consistent with the proposal to eliminate the shares of Adjustable Voting Common Stock currently authorized and the fact that the series of Preferred Stock referred to therein no longer exist, the Board of Directors believes it is desirable to delete such obsolete terms and references.

     If the amendment proposed above is adopted, the total number of shares of stock which the Company will be authorized to issue will be 200,000,000, consisting of 150,000,000 shares of Common Stock, par value $.01 per share, and 50,000,000 shares of Preferred Stock, par value $.01 per share.

     A copy of Article Fourth, showing the proposed changes, is attached hereto as EXHIBIT A.


     Approval of the above proposal requires the favorable vote of the holders of shares representing at least a majority of the issued and outstanding Common Stock. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes cast against the proposal. HARCOURT GENERAL WILL BE VOTING ITS COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE VOTING POWER OF THE COMPANY, FOR THE PROPOSAL.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                  3.  APPROVAL OF OTHER AMENDMENTS TO RESTATED
                          CERTIFICATE OF INCORPORATION

     In addition to the changes set forth in the foregoing proposal, the Board of Directors has adopted a resolution recommending that amendments to the Restated Certificate of Incorporation be approved for purposes of consistency. It is recommended that the reference to "Adjustable Voting Common Stock" be deleted from Article Eighth, and that the enumeration of specific classes and series of stock be deleted from the definition of "Voting Stock" in Article Eleventh.

     If these changes (as well as the changes in the previous proposal) are approved, all references to classes or series of stock no longer outstanding will have been eliminated from the Restated Certificate of Incorporation.

     A copy of Articles Eighth and Eleventh of the Restated Certificate of Incorporation, showing the proposed changes, is attached hereto as EXHIBIT B.


     Pursuant to Article Eleventh of the Restated Certificate of Incorporation, approval of the above proposal requires the favorable vote of the holders of shares representing at least 66 2/3 percent of the issued and outstanding Common Stock. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions and broker non-votes will have the same effect as votes cast against the proposal. HARCOURT GENERAL WILL BE VOTING ITS COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE VOTING POWER OF THE COMPANY, FOR THE PROPOSAL.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND ARTICLE EIGHTH AND ARTICLE ELEVENTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                            ------------------------

     If Proposals 2 and 3 are approved by the stockholders, the Company will file a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit C.

            4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Although Delaware law does not require that the selection by the Board of Directors of the Company's auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit its selection to the stockholders for their approval and to abide by the result of the stockholders' vote. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending August 1, 1998.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders. The Company paid, or accrued, approximately $1,050,000 on account of professional services rendered by Deloitte & Touche LLP for the fiscal year ended August 2, 1997. Deloitte & Touche LLP also serves as the independent auditors for Harcourt General.


     Approval of the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year requires a favorable vote of a majority of the votes cast at the Annual Meeting. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. HARCOURT GENERAL WILL BE VOTING ITS COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE VOTING POWER OF THE COMPANY, FOR THE SELECTION OF DELOITTE & TOUCHE LLP.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING AUGUST 1, 1998.

                            5.  STOCKHOLDER PROPOSAL

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, NW, Suite 215, Washington, D.C. 20037, the record owner of 150 shares of the Company's Common Stock, has submitted for consideration at the Annual Meeting the proposal set forth below. Following the proposal is the stockholder's statement in support thereof, in the form received by the Company, and the statement of the Company's Board of Directors in opposition thereto.

     "RESOLVED: That the shareholders recommend that the Board take the necessary step that The Neiman Marcus Group specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identifed, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them."

     "REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized."

     "At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation."

     "Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management."

     "Last year it was announced at the Annual Meeting that the owners of 888,023 shares, representing approximately 2.85% of shares voting, voted FOR this proposal."

     "If you AGREE, please mark your proxy FOR this proposal."

     Statement of the Board of Directors in Opposition

     The Company provides extensive disclosure on compensation of its executive officers in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") that apply to all public companies. The proposal attempts to impose disclosure obligations beyond what is required by the Commission and beyond what is reported by most public companies. The Commission's compensation disclosure rules were significantly revised in 1992 after comprehensive review and comment from numerous reporting companies, investors and other interested persons. The Company makes the full disclosure required by these rules. The Board of Directors believes that the existing disclosure provides stockholders with a clear overview of the compensation structure for executive officers and provides an adequate basis for stockholders to evaluate the Company's use of resources for compensation.


     Approval of the stockholder proposal requires a favorable vote of a majority of the votes cast at the Annual Meeting. Abstentions will be treated as votes cast. Broker non-votes will be treated as present but not voting. On this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect. HARCOURT GENERAL WILL BE VOTING ITS COMMON STOCK, REPRESENTING APPROXIMATELY 53% OF THE VOTING POWER OF THE COMPANY, AGAINST THIS STOCKHOLDER PROPOSAL.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

                               6.  OTHER MATTERS

     The Board of Directors knows of no other matters which are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                           DEADLINE FOR SUBMISSION OF
                   1999 STOCKHOLDER PROPOSALS AND NOMINATIONS

     In order for stockholder proposals to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1999, they must be received by the Company at its principal executive offices by August 11, 1998. Any nominations for the Board of Directors must be received no later than October 19, 1998. See "Meetings and Committees of the Board of Directors -- Nominating Committee."

                                       By Order of the Board of Directors


                                                 ERIC P. GELLER
                                                    Secretary

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, ALL STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A

              PROPOSED CHANGES TO ARTICLE FOURTH OF THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

     The following shows the proposed changes to Article Fourth. The bracketed language is to be deleted, and the underscored language is to be added.


     "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of [100,000,000] 150,000,000 shares of Common Stock, par value $.01 per share (the "Common
-----------
Stock"), [50,000,000 SHARES OF EXCHANGEABLE ADJUSTABLE VOTING COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "ADJUSTABLE VOTING COMMON STOCK"),] and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). [; PROVIDED, HOWEVER, THAT THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE SHARES OF ADJUSTABLE VOTING COMMON STOCK ONLY (x) PURSUANT TO THE AGREEMENT OF TRANSFER AND PLAN OF RESTRUCTURING BY AND AMONG CARTER HAWLEY HALE STORES, INC., GENERAL CINEMA CORPORATION, A DELAWARE CORPORATION ("GENERAL CINEMA"), AND THE CORPORATION DATED AS OF JULY 24, 1987 (THE "RESTRUCTURING PLAN"), (y) IN CONNECTION WITH THE CONVERSION OF EXCHANGEABLE CONVERTIBLE PREFERRED STOCK (AS DEFINED BELOW) OR ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK (AS DEFINED BELOW) INTO SHARES OF ADJUSTABLE VOTING COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK AND ALTERNATIVE ADJUSTABLE VOTING PREFERRED STOCK AND ONLY FOR THE NUMBER OF SHARES OF ADJUSTABLE VOTING COMMON STOCK ISSUABLE UPON SUCH CONVERSION OR (z) IN CONNECTION WITH A DIVIDEND OR DISTRIBUTION ON THE ADJUSTABLE VOTING COMMON STOCK PAYABLE IN ADJUSTABLE VOTING COMMON STOCK IN ACCORDANCE WITH PARAGRAPH A(1) OF THIS ARTICLE FOURTH.


     THE POWERS, PREFERENCES, AND THE RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF, OF EACH CLASS OF STOCK, AND THE EXPRESS GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO FIX BY RESOLUTION THE DESIGNATION AND THE POWERS, PREFERENCES AND RIGHTS OF EACH SHARE OF PREFERRED STOCK AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF WHICH ARE NOT FIXED BY THIS CERTIFICATE OF INCORPORATION ARE AS FOLLOWS:

     A.  COMMON STOCK AND ADJUSTABLE VOTING COMMON STOCK


        (1) DIVIDEND RATE. THE HOLDERS OF COMMON STOCK AND ADJUSTABLE VOTING COMMON STOCK WILL BE ENTITLED TO RECEIVE DIVIDENDS WHEN, AS AND IF DECLARED BY THE BOARD OF DIRECTORS OUT OF ASSETS LEGALLY AVAILABLE THEREFOR, PROVIDED THAT IF ANY SHARES OF ANY SERIES OF PREFERRED STOCK WHICH HAS A PREFERENCE WITH RESPECT TO THE PAYMENT OF DIVIDENDS (INCLUDING THE 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK (THE "CONVERTIBLE PREFERRED STOCK"), THE 6% CUMULATIVE EXCHANGEABLE CONVERTIBLE ADJUSTABLE VOTING PREFERRED STOCK (THE "EXCHANGEABLE CONVERTIBLE PREFERRED STOCK"), THE ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK (AS DEFINED IN PARAGRAPH G(1) OF THE CERTIFICATE OF DESIGNATION AND TERMS OF THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK) AND THE ALTERNATE PREFERRED STOCK (AS DEFINED IN PARAGRAPH G(1) OF THE CERTIFICATE OF DESIGNATION AND TERMS OF THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK) ARE AT THE TIME OUTSTANDING, NO DIVIDENDS OR DISTRIBUTIONS (OTHER THAN DIVIDENDS OR DISTRIBUTIONS PAYABLE IN COMMON STOCK OR ADJUSTABLE VOTING COMMON STOCK) MAY BE PAID WITH RESPECT TO COMMON STOCK OR ADJUSTABLE VOTING COMMON STOCK, AND NO COMMON STOCK OR ADJUSTABLE VOTING COMMON STOCK SHALL BE PURCHASED BY THE CORPORATION, UNLESS AT THE TIME OF DECLARATION AND PAYMENT OR PURCHASE, AS THE CASE MAY BE, FULL CUMULATIVE DIVIDENDS HAVE BEEN PAID, AND NO ARREARAGES IN ANY MANDATORY SINKING FUND EXIST, ON SUCH OUTSTANDING SHARES OF PREFERRED STOCK. IF A DIVIDEND OR DISTRIBUTION IS DECLARED ON COMMON STOCK OR ADJUSTABLE VOTING COMMON STOCK, AN EQUAL AND RATABLE DIVIDEND SHALL BE DECLARED ON THE OTHER CLASS OF COMMON STOCK, PROVIDED THAT

DIVIDENDS OR DISTRIBUTIONS ON THE COMMON STOCK PAYABLE IN STOCK SHALL BE PAID IN COMMON STOCK AND DIVIDENDS OR DISTRIBUTIONS PAYABLE ON THE ADJUSTABLE VOTING COMMON STOCK SHALL BE PAID IN ADJUSTABLE VOTING COMMON STOCK. THE RECORD DATE FOR DETERMINING THE HOLDERS OF COMMON STOCK ENTITLED TO RECEIVE DIVIDENDS, IF ANY, ON THE COMMON STOCK SHALL BE THE SAME DATE AS THE RECORD DATE FOR DETERMINING THE HOLDERS OF ADJUSTABLE VOTING COMMON STOCK ENTITLED TO RECEIVE DIVIDENDS, IF ANY, ON THE ADJUSTABLE VOTING COMMON STOCK.

        (2) VOTING RIGHTS. THE HOLDERS OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO ONE VOTE FOR EACH SHARE OF COMMON STOCK HELD AND THE HOLDERS OF THE ISSUED AND OUTSTANDING SHARES OF ADJUSTABLE VOTING COMMON STOCK SHALL BE ENTITLED AT ANY SPECIFIED TIME TO A NUMBER OF VOTES FOR EACH SHARE OF ADJUSTABLE VOTING COMMON STOCK HELD EQUAL TO THE LESSER OF (i) ONE AND
(ii) THE PRODUCT OF 44/56 MULTIPLIED BY A FRACTION, THE NUMERATOR OF WHICH IS EQUAL TO THE SUM OF (w) THE NUMBER OF SHARES OF COMMON STOCK THEN OUTSTANDING AND (x) THE AGGREGATE NUMBER OF VOTES WHICH THE HOLDERS OF ALL CLASSES AND SERIES OF CAPITAL STOCK OF THE CORPORATION THEN OUTSTANDING ARE ENTITLED, OTHER THAN THE COMMON STOCK, ADJUSTABLE VOTING COMMON STOCK AND EXCHANGEABLE CONVERTIBLE PREFERRED STOCK, AND THE DENOMINATOR OF WHICH IS EQUAL TO THE SUM OF
(y) THE NUMBER OF SHARES OF ADJUSTABLE VOTING COMMON STOCK THEN OUTSTANDING AND
(z) THE PRODUCT OF THE EQUITY NUMBER (AS DEFINED BELOW) MULTIPLIED BY THE NUMBER OF SHARES OF EXCHANGEABLE CONVERTIBLE PREFERRED STOCK THEN OUTSTANDING. THE COMMON STOCK AND THE ADJUSTABLE VOTING COMMON STOCK SHALL HAVE THE RIGHT TO VOTE TOGETHER AS A SINGLE CLASS ON ALL MATTERS AND FOR ALL PURPOSES; PROVIDED, HOWEVER, THAT THE CORPORATION, WITHOUT FIRST OBTAINING THE CONSENT OF THE HOLDERS OF AT LEAST A MAJORITY OF THE ADJUSTABLE VOTING COMMON STOCK THEN OUTSTANDING, VOTING TOGETHER AS A SEPARATE CLASS, EITHER EXPRESSED IN WRITING OR BY AFFIRMATIVE VOTE AT A MEETING CALLED FOR THAT PURPOSE, SHALL NOT ADVERSELY AFFECT THE RIGHTS OF THE ADJUSTABLE VOTING COMMON STOCK AS SET FORTH HEREIN, BY AMENDMENT TO THIS CERTIFICATE OF INCORPORATION OR OTHERWISE. FOR PURPOSES OF THIS PARAGRAPH A(2) OF THIS ARTICLE FOURTH (OTHER THAN THE DEFINITION OF EQUITY NUMBER BELOW), EACH REFERENCE TO EXCHANGEABLE CONVERTIBLE PREFERRED STOCK SHALL ALSO BE DEEMED TO REFER TO THE ALTERNATIVE ADJUSTABLE VOTING PREFERRED STOCK THEN OUTSTANDING, EXCEPT THAT, FOR ALL PURPOSES OF THIS PARAGRAPH A(2) OF THIS ARTICLE FOURTH (OTHER THAN THE DEFINITION OF EQUITY NUMBER BELOW), EACH SHARE OF ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK SHALL BE DEEMED TO REPRESENT A FRACTION OF A SHARE OF ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK EQUAL TO THE RECIPROCAL RATIO (AS DEFINED IN PARAGRAPH G(1) OF THE CERTIFICATE OF DESIGNATION AND TERMS OF THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK).


        "EQUITY NUMBER" IS THE QUOTIENT OBTAINED BY DIVIDING THE STATED VALUE PER SHARE OF EXCHANGEABLE CONVERTIBLE PREFERRED STOCK BY THE TRADING PRICE (AS DEFINED IN THE RESTRUCTURING PLAN) OF ONE SHARE OF COMMON STOCK DURING THE ADJUSTMENT PERIOD (AS DEFINED IN THE RESTRUCTURING PLAN).


        (3) LIQUIDATION RIGHTS. IN THE EVENT OF LIQUIDATION, DISSOLUTION OR WINDING UP OF THE AFFAIRS OF THE CORPORATION, WHETHER VOLUNTARY OR INVOLUNTARY, SUBJECT TO THE PRIOR RIGHTS OF HOLDERS OF PREFERRED STOCK TO SHARE RATABLY IN THE CORPORATION'S ASSETS, THE COMMON STOCK AND THE ADJUSTABLE VOTING COMMON STOCK AND ANY SHARES OF PREFERRED STOCK WHICH ARE NOT ENTITLED TO ANY PREFERENCE IN LIQUIDATION SHALL SHARE EQUALLY AND RATABLY IN THE CORPORATION'S ASSETS AVAILABLE FOR DISTRIBUTION AFTER GIVING EFFECT TO ANY LIQUIDATION PREFERENCE OF ANY SHARES OF PREFERRED STOCK, INCLUDING THE CONVERTIBLE PREFERRED STOCK, THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK, THE ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK AND THE ALTERNATE PREFERRED STOCK.

        (4) RECLASSIFICATION, SUBDIVISION OR COMBINATION. IN CASE THE CORPORATION SHALL AT ANY TIME RECLASSIFY, SUBDIVIDE (BY ANY STOCK SPLIT OR OTHERWISE) OR COMBINE (BY REVERSE STOCK SPLIT OR OTHERWISE)

ITS OUTSTANDING COMMON STOCK OR ADJUSTABLE VOTING COMMON STOCK, THE CORPORATION SHALL SIMILARLY RECLASSIFY, SUBDIVIDE OR COMBINE, AS THE CASE MAY BE, THE OTHER CLASS.

        (5) EXCHANGE. (a) THE HOLDER OF ANY ADJUSTABLE VOTING COMMON STOCK MAY EXCHANGE PURSUANT TO THIS PARAGRAPH (A)(5) OF THIS ARTICLE FOURTH, ALL OR ANY PART (IN WHOLE NUMBER OF SHARES ONLY) OF THE ADJUSTABLE VOTING COMMON STOCK HELD BY SUCH HOLDER INTO AN EQUAL NUMBER OF FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK.

        (b) EACH EXCHANGE OF ADJUSTABLE VOTING COMMON STOCK SHALL BE EFFECTED BY THE SURRENDER OF THE CERTIFICATE OR CERTIFICATES REPRESENTING THE SHARES OF ADJUSTABLE VOTING COMMON STOCK TO BE EXCHANGED AT THE PRINCIPAL OFFICE OF THE CORPORATION (OR SUCH OTHER OFFICE OR AGENCY OF THE CORPORATION AS THE CORPORATION MAY DESIGNATE BY NOTICE IN WRITING TO THE HOLDER OR HOLDERS OF THE ADJUSTABLE VOTING COMMON STOCK) AT ANY TIME DURING ITS USUAL BUSINESS HOURS, TOGETHER WITH WRITTEN NOTICE BY THE HOLDER OF SUCH ADJUSTABLE VOTING COMMON STOCK STATING THAT SUCH HOLDER DESIRES TO EXCHANGE THE SHARES OF ADJUSTABLE VOTING COMMON STOCK, OR A STATED NUMBER OF SUCH SHARES, REPRESENTED BY SUCH CERTIFICATE OR CERTIFICATES, WHICH NOTICE SHALL ALSO SPECIFY THE NAME OR NAMES (WITH ADDRESSES) AND DENOMINATIONS IN WHICH THE CERTIFICATE OR CERTIFICATES FOR THE COMMON STOCK, SHALL BE ISSUED AND SHALL INCLUDE INSTRUCTIONS FOR DELIVERY THEREOF. SUCH EXCHANGE SHALL BE DEEMED TO HAVE BEEN EFFECTED AS OF THE CLOSE OF BUSINESS ON THE DATE ON WHICH SUCH CERTIFICATE OR CERTIFICATES SHALL HAVE BEEN SURRENDERED AND SUCH NOTICE SHALL HAVE BEEN RECEIVED AND AT SUCH TIME (THE "EXCHANGE TIME") THE RIGHTS OF THE HOLDER OF ADJUSTABLE VOTING COMMON STOCK (OR SPECIFIED PORTION THEREOF) AS SUCH HOLDER SHALL CEASE (EXCEPT THE RIGHT TO RECEIVE UNPAID DIVIDENDS AS PROVIDED IN PARAGRAPH 5(d)) AND THE PERSON OR PERSONS IN WHOSE NAME OR NAMES ANY CERTIFICATE OR CERTIFICATES FOR SHARES OF COMMON STOCK ARE TO BE ISSUED UPON SUCH EXCHANGE SHALL BE DEEMED TO HAVE BECOME THE HOLDER OR HOLDERS OF RECORD OF THE SHARES OF COMMON STOCK REPRESENTED THEREBY.

        (c) AS SOON AS POSSIBLE AFTER THE EXCHANGE TIME (AND IN NO EVENT MORE THAN 14 DAYS AFTER THE EXCHANGE TIME WITH RESPECT TO THE CERTIFICATE(S) SPECIFIED IN (i) AND (ii) BELOW, OR MORE THAN SEVEN DAYS AFTER THE EXCHANGE TIME WITH RESPECT TO THE PAYMENT SPECIFIED IN (ii) BELOW), THE CORPORATION SHALL DELIVER TO THE EXCHANGING HOLDER, OR, WITH RESPECT TO THE CERTIFICATE(S) SPECIFIED IN (i) BELOW, AS SPECIFIED BY SUCH EXCHANGING HOLDER.

          (i) A CERTIFICATE OR CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE BY REASON OF SUCH EXCHANGE REGISTERED IN SUCH NAME OR NAMES AND SUCH DENOMINATION OR DENOMINATIONS AS THE EXCHANGING HOLDER SHALL HAVE SPECIFIED;

         (ii) PAYMENT IN AN AMOUNT EQUAL TO THE SUM OF ALL DIVIDENDS PAYABLE PURSUANT TO THE PROVISIONS OF PARAGRAPH 5(d);

        (iii) A CERTIFICATE REPRESENTING ANY SHARES OF ADJUSTABLE VOTING COMMON STOCK WHICH SHALL HAVE BEEN REPRESENTED BY THE CERTIFICATE OR CERTIFICATES WHICH SHALL HAVE BEEN DELIVERED TO THE CORPORATION IN CONNECTION WITH SUCH EXCHANGE BUT WHICH SHALL NOT HAVE BEEN EXCHANGED.

        (d) IN THE CASE OF THE EXCHANGE OF ANY SHARE OF ADJUSTABLE VOTING COMMON STOCK, THE DIVIDEND, IF ANY, PAYABLE ON THE DATE FIXED FOR PAYMENT OF SUCH DIVIDEND SHALL BE PAID ON SUCH DATE NOTWITHSTANDING SUCH EXCHANGE, AND SUCH DIVIDEND SHALL BE PAID TO THE PERSON WHO IS THE HOLDER OF SUCH SHARES OF ADJUSTABLE VOTING COMMON STOCK OR COMMON STOCK ISSUABLE UPON SUCH EXCHANGE, AS THE CASE MAY BE, AT THE CLOSE OF BUSINESS ON THE RECORD DATE FOR DETERMINING THE HOLDERS OF ADJUSTABLE VOTING COMMON STOCK ENTITLED TO RECEIVE SUCH DIVIDEND.

        (e)  THE CORPORATION COVENANTS AND AGREES THAT:

             (i) THE CORPORATION WILL AT ALL TIMES RESERVE AND KEEP AVAILABLE OUT OF ITS AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK OR ITS TREASURY SHARES, OR OTHERWISE, SOLELY FOR THE PURPOSE OF ISSUE UPON THE EXCHANGE OF THE ADJUSTABLE VOTING COMMON STOCK AS PROVIDED IN THIS PARAGRAPH 5, SUCH NUMBER OF SHARES OF COMMON STOCK AS SHALL THEN BE ISSUABLE UPON THE EXCHANGE OF ALL OUTSTANDING SHARES OF ADJUSTABLE VOTING COMMON STOCK. THE CORPORATION COVENANTS THAT ALL SHARES OF COMMON STOCK WHICH SHALL BE SO ISSUABLE SHALL, WHEN ISSUED, BE DULY AND VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE AND FREE FROM ALL TAXES, LIENS AND CHARGES. THE CORPORATION WILL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO ASSURE THAT ALL SUCH SHARES OF COMMON STOCK MAY BE SO ISSUED WITHOUT VIOLATION OF ANY APPLICABLE LAW OR REGULATION OR ANY REQUIREMENTS OF ANY DOMESTIC STOCK EXCHANGE UPON WHICH SHARES OF COMMON STOCK OR OTHER SHARES OF THE SAME CLASS MAY BE LISTED OR, IF NOT SO LISTED, THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. IF QUOTED IN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION/NATIONAL MARKET SYSTEM (THE "NASDAQ SYSTEM").

             (ii) THE CORPORATION WILL NOT TAKE ANY ACTION WHICH RESULTS IN OR WOULD REQUIRE ANY ADJUSTMENT OF THE NUMBER OF SHARES OF COMMON STOCK ACQUIRABLE UPON EXCHANGE OF A SHARE OF ADJUSTABLE VOTING COMMON STOCK IF THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE AFTER SUCH ACTION UPON EXCHANGE OF THE ADJUSTABLE VOTING COMMON STOCK THEN OUTSTANDING, TOGETHER WITH THE TOTAL NUMBER OF SHARES OF COMMON STOCK THEN OUTSTANDING, WOULD EXCEED THE TOTAL NUMBER OF SHARES OF COMMON STOCK THEN AUTHORIZED UNDER THIS CERTIFICATE OF INCORPORATION WHICH ARE NOT RESERVED OR REQUIRED TO BE RESERVED FOR ANY PURPOSE OTHER THAN THE PURPOSE OF ISSUE UPON EXCHANGE OF SUCH ADJUSTABLE VOTING COMMON STOCK AND WHICH ARE NOT SUBJECT TO ANY CONSENT, APPROVAL OR OTHER ACTION BY OR ANY NOTICE TO OR FILING WITH ANY COURT OR ADMINISTRATOR OR GOVERNMENTAL BODY IN CONNECTION WITH ISSUE UPON EXCHANGE OF SUCH ADJUSTABLE VOTING COMMON STOCK.

             (iii) IF ANY SHARES OF COMMON STOCK REQUIRED TO BE RESERVED FOR PURPOSES OF EXCHANGES OF THE ADJUSTABLE VOTING COMMON STOCK UNDER THIS SUBDIVISION REQUIRE, BEFORE SUCH SHARES MAY BE ISSUED UPON EXCHANGE, REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY UNDER ANY FEDERAL OR STATE LAW (OTHER THAN ANY REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS THEN IN EFFECT, OR ANY SIMILAR FEDERAL STATUTE THEN IN FORCE, OR ANY STATE SECURITIES LAW, REQUIRED BY REASON OF ANY TRANSFER INVOLVED IN SUCH EXCHANGE), OR LISTING ON ANY DOMESTIC SECURITIES EXCHANGE, OR, QUOTATION ON THE NASDAQ SYSTEM, THE CORPORATION WILL, AT ITS EXPENSE AND AS EXPEDITIOUSLY AS POSSIBLE, USE ITS BEST EFFORTS TO CAUSE SUCH SHARES TO BE DULY REGISTERED OR APPROVED OR APPROVED FOR LISTING OR LISTED ON SUCH DOMESTIC SECURITIES EXCHANGE OR ELIGIBLE FOR QUOTATION ON THE NASDAQ SYSTEM, AS THE CASE MAY BE.

             (iv) THE ISSUANCE OF CERTIFICATES FOR SHARES OF COMMON STOCK UPON EXCHANGE OF SHARES OF ADJUSTABLE VOTING COMMON STOCK SHALL BE MADE WITHOUT CHARGE TO THE HOLDERS OF SUCH SHARES FOR ANY ISSUANCE TAX IN RESPECT THEREOF, OR OTHER COST INCURRED BY THE CORPORATION IN CONNECTION WITH SUCH EXCHANGE AND THE RELATED ISSUANCE OF SHARES OF COMMON STOCK, PROVIDED THAT THE CORPORATION SHALL NOT BE REQUIRED TO PAY ANY TAX WHICH MAY BE PAYABLE IN RESPECT OF ANY TRANSFER INVOLVED IN THE ISSUANCE AND DELIVERY OF ANY CERTIFICATE IN A NAME OTHER THAN THAT OF THE HOLDER OF THE ADJUSTABLE VOTING COMMON STOCK.

             (v) THE CORPORATION WILL NOT CLOSE ITS BOOKS AGAINST THE TRANSFER OF ANY SHARES OF ADJUSTABLE VOTING COMMON STOCK OR OF ANY SHARE OF COMMON STOCK ISSUED OR ISSUABLE UPON

        THE EXCHANGE OF SHARES OF ADJUSTABLE VOTING COMMON STOCK IN ANY MANNER WHICH INTERFERES WITH THE TIMELY EXCHANGE OF SHARES OF ADJUSTABLE VOTING COMMON STOCK.

        6. NO CUMULATIVE VOTING, CONVERSION, REDEMPTION OR PREEMPTIVE RIGHTS. THE HOLDERS OF COMMON STOCK AND ADJUSTABLE VOTING COMMON STOCK SHALL NOT HAVE ANY CUMULATIVE VOTING, CONVERSION, REDEMPTION OR PREEMPTIVE RIGHTS.

        7. OTHER TERMS. THE POWERS, PREFERENCES, AND THE RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF, OF THE COMMON STOCK WHICH ARE NOT FIXED BY THIS CERTIFICATE OF INCORPORATION SHALL BE IDENTICAL TO SUCH POWERS, PREFERENCES AND SUCH RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RIGHTS, AND SUCH QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF, OF THE ADJUSTABLE VOTING COMMON STOCK WHICH ARE NOT FIXED BY THIS CERTIFICATE OF INCORPORATION.

     B.  PREFERRED STOCK]

     The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto; including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

     Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by and shall be filed and a copy thereof recorded in the manner prescribed by the GCL. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series."

                                                                       EXHIBIT B

              PROPOSED CHANGES TO ARTICLES EIGHTH AND ELEVENTH OF
              THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

     The following shows the proposed changes to Articles Eighth and Eleventh of the Restated Certificate of Incorporation. The bracketed language is to be deleted.

     Article Eighth:

        "Notwithstanding the GCL*, any action required to be taken or which may be taken by the holders of the Common Stock [OR ADJUSTABLE VOTING COMMON STOCK] must be effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders."

---------------
* i.e. the General Corporation Law of the State of Delaware.

     Article Eleventh:


        "Subject to Article Fifth** and notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (A) Article Seventh, Article Eighth, Article Ninth or this Article Eleventh or to adopt any provision inconsistent therewith or (B)
Section 3 of Article II, Sections 1, 2 and 10 of Article III, Article VIII or
Article IX of the By-Laws of the Corporation or to adopt any provision inconsistent therewith.



        "Voting Stock" shall mean the securities of the Corporation which are entitled to vote generally for the election of directors of the Corporation[, INCLUDING THE COMMON STOCK, ADJUSTABLE VOTING COMMON STOCK, THE CONVERTIBLE PREFERRED STOCK, THE EXCHANGEABLE CONVERTIBLE PREFERRED STOCK, THE ALTERNATE ADJUSTABLE VOTING PREFERRED STOCK AND THE ALTERNATE PREFERRED STOCK]."


---------------
** Article Fifth provides: "The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation."

                                                                       EXHIBIT C

                 PROPOSED RESTATED CERTIFICATE OF INCORPORATION


     The Company's Restated Certificate of Incorporation, after giving effect to the amendments contemplated in proposals 2 and 3, will read in its entirety as follows:


                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                         THE NEIMAN-MARCUS GROUP, INC.

     (originally incorporated as Specialty Store Company, on June 2, 1987)


     THE NEIMAN-MARCUS GROUP, INC., a Delaware corporation organized on June 2, 1987 under the name Specialty Store Company (the "Corporation") does hereby certify that, pursuant to Section 245 of the General Corporation Law of the State of Delaware, the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


     FIRST: The name of the Corporation is The Neiman-Marcus Group, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

     The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions relating thereto; including without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

     Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by and shall be filed and a copy thereof recorded in the manner prescribed by the GCL. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     FIFTH: The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     SEVENTH: Except as otherwise fixed pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation to call an annual or special meeting of stockholders, special meetings of the stockholders of the Corporation may not be called by the stockholders of the Corporation.

     EIGHTH: Notwithstanding the GCL, any action required to be taken or which may be taken by the holders of the Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

     NINTH: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III directors for a three year-term. At the annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of Article Fourth of this Certificate of Incorporation, the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.

     TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

     ELEVENTH: Subject to Article Fifth and notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of all of the Voting Stock, voting together as a single class, shall be required to alter, amend, rescind or repeal (A) Article Seventh, Article Eighth, Article Ninth or this Article Eleventh or to adopt any provision inconsistent therewith or (B) Section 3 of Article II, Sections 1, 2 and 10 of Article III, Article VIII or Article IX of the By-Laws of the Corporation or to adopt any provision inconsistent therewith.

     "VOTING STOCK" shall mean the securities of the Corporation which are entitled to vote generally for the election of directors of the Corporation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been approved by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law, only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented with no discrepancy between those provisions and this Restated Certificate of
Incorporation and has been duly executed in its corporate name this      day of
       , 1998.

                                          THE NEIMAN-MARCUS GROUP, INC.



                                          By:
                                              ----------------------------------
                                                      Richard A. Smith
                                                 Chairman of the Board and
                                                  Chief Executive Officer

ATTEST:

By:
    ----------------------------------
              Eric P. Geller
                Secretary

---------------

Note: Certificates of Designation previously filed with the Secretary of State of the State of Delaware with respect to series of Preferred Stock no longer outstanding have been deleted by action of the Board of Directors.

                                     PROXY

COMMON STOCK                                                    COMMON STOCK

                         THE NEIMAN MARCUS GROUP, INC.

                ANNUAL MEETING OF STOCKHOLDERS, JANUARY 16, 1998

     Richard A. Smith, Robert A. Smith and Eric P. Geller, and each of them (a majority of those present and acting to have all the powers hereunder), with several powers of substitution, are hereby authorized to represent and vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Company's corporate headquarters, 27 Boylston Street (Route 9), Chestnut Hill, Massachusetts on Friday, January 16, 1998, at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated December 8, 1997, and a copy of the Annual Report for the year ended August 2, 1997.


     The shares represented by this proxy will be voted as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. recommends a vote FOR the nominees set forth below, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5. If this proxy is signed and returned and does not specify a vote on any proposal, the proxy will be so voted.

ELECTION OF CLASS I DIRECTORS
NOMINEES: RICHARD A. SMITH, ROBERT A. SMITH

ELECTION OF CLASS II DIRECTOR
NOMINEE: BRIAN J. KNEZ

ELECTION OF CLASS III DIRECTOR
NOMINEE: JOHN R. COOK

                        (SEE REVERSE SIDE TO CAST VOTE)           SEE REVERSE
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE         SIDE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------


1. Election of Directors (See reverse).
          FOR       WITHHELD
          [ ]         [ ]

[ ]
   --------------------------------------
   For all nominees except as noted above


2. Approval of amendments to Article Fourth of the Company's Restated Certificate of Incorporation to increase the Company's authorized Common Stock, eliminate the authorized Exchangeable Adjustable Voting Common Stock, and delete all references and provisions relating to previously issued classes and series of stock not currently outstanding.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


3. Approval of amendments to the provisions of Article Eighth and Article Eleventh of the Company's Restated Certificate of Incorporation to eliminate references to classes and series of stock no longer outstanding.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


4. Approval of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.
--------------------------------------------------------------------------------

5. Approval of stockholder proposal concerning compensation disclosure.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]

--------------------------------------------------------------------------------

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc., should give full title.

Signature:               Date:            Signature:               Date:
          -------------       ---------             -------------       --------

                                  DETACH HERE


                        CONFIDENTIAL VOTING INSTRUCTIONS
                            TO: WACHOVIA BANK, N.A.
                                AS TRUSTEE UNDER
                         THE NEIMAN MARCUS GROUP, INC.
                             EMPLOYEE SAVINGS PLAN
             WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS OF
               THE NEIMAN MARCUS GROUP, INC. -- JANUARY 16, 1998


     I hereby instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of The Neiman Marcus Group, Inc. which are credited to my account under the above-referenced Plan at the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held at the Company's corporate headquarters, 27 Boylston Street (Route 9), Chestnut Hill, Massachusetts on Friday, January 16, 1998 at 10:00 a.m. and at any adjournments thereof. The undersigned hereby revokes any instruction previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 8, 1997, and a copy of the Annual Report for the year ended August 2, 1997.


     The shares represented by this instruction card will be voted by the trustee as directed by the undersigned. The Board of Directors of The Neiman Marcus Group, Inc. Recommends a vote FOR the nominees set forth below, FOR proposals 2, 3 and 4 and AGAINST proposal 5. If this instruction card is signed and returned and does not specify a vote on any proposal, the instruction card will be so voted.

ELECTION OF CLASS I DIRECTORS
Nominees: Richard A. Smith, Robert A. Smith

ELECTION OF CLASS II DIRECTOR
Nominee: Brian J. Knez

ELECTION OF CLASS III DIRECTOR
Nominee: John R. Cook

                        (SEE REVERSE SIDE TO CAST VOTE)
                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE


                                  -----------
                                  SEE REVERSE
                                      SIDE
                                  -----------

                                  DETACH HERE                              NE2 2


[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE.

            THIS INSTRUCTION CARD IS SOLICITED BY THE PLAN TRUSTEE.
--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------


1. Election of Directors (See reverse).
          FOR       WITHHELD
          [ ]         [ ]


[ ]
   --------------------------------------
   For all nominees except as noted above


2. Approval of amendments to Article Fourth of the Company's Restated Certificate of Incorporation to increase the Company's authorized Common Stock, eliminate the authorized Exchangeable Adjustable Voting Common Stock, and delete all references and provisions relating to previously issued classes and series of stock not currently outstanding.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


3. Approval of amendments to the provisions of Article Eighth and Article Eleventh of the Company's Restated Certificate of Incorporation to eliminate references to classes and series of stock no longer outstanding.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


4. Approval of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]


--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.
--------------------------------------------------------------------------------

5. Approval of stockholder proposal concerning compensation disclosure.

          FOR       AGAINST      ABSTAIN
          [ ]         [ ]          [ ]

--------------------------------------------------------------------------------

[ ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign at left.


Signature:               Date:
          -------------       ---------

                                                       [Wachovia Logo]
-------------------------------------------------------------------------------
Wachovia Corporate Services, Inc.
Trust Services Division
301 North Main Street
Winston-Salem, North Carolina 27150-3099



To:       Participants in The Neiman Marcus Group, Inc.
          Employee Savings Plan

From:     Wachovia Bank, N.A.
          Trustee of the Employee Savings Plan

Date:     December 8, 1997

     As a participant in The Neiman Marcus Group, Inc. Employee Savings Plan, which owns shares of The Neiman Marcus Group, Inc., you are entitled to instruct the Trustee on how to vote the shares of The Neiman Marcus Group, Inc. Common Stock in your account on matters scheduled to come before the Annual Meeting of Stockholders of The Neiman Marcus Group, Inc. to be held on Friday, January 16, 1998.

     A proxy statement, voting instruction card and return envelope are enclosed. Please complete, date and sign the voting instruction card and mail it in the return envelope by January 15, 1998 to exercise your right to direct the trustee with respect to shares of The Neiman Marcus Group, Inc. allocated to your account.

     If you own shares of The Neiman Marcus Group, Inc. outside of the Employee Savings Plan, you will receive similar materials for those shares in a separate mailing. Please return both cards in their separate return envelopes if you wish to fully participate in the matters being submitted to the stockholders of The Neiman Marcus Group, Inc.



Enclosures